As filed with the Securities and Exchange Commission on July 13, 2015

Registration No. 333-203726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 3

to

FORM F-3

Registration Statement

Under

The Securities Act of 1933

HANWHA Q CELLS CO., LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands	3674	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hanwha Building

86 Cheonggyecheon-ro, Jung-gu

Seoul, Korea

Telephone: +82-2-729-2930

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hanwha SolarOne U.S.A. Inc.

2424 Walsh Ave, Santa Clara, CA 95051

Telephone : 408-841-4178

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dong Chul Kim, Esq. Paul Hastings LLP 33/F West Tower, Mirae Asset Center1 26 Eulji-ro 5-gil, Jung-gu Seoul 100-210, Korea (82-2) 6321-3800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee
Ordinary shares, par value US$0.0001 per share(5)
Preferred shares
Debt securities
Warrants
Total	US$500,000,000	US$58,100

(1)	Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside the United States.
(2)	The securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.
(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6 (Registration No. 333-139263).

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement will also be used in connection with US$178,491,431 of securities registered under Registration Statement No. 333-192049.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Hanwha Q CELLS Co., Ltd. (the “Company”) is filing this Amendment No. 3 to the Registration Statement on Form F-3 (Registration Statement No. 333-203726) (the “Registration Statement”) as an exhibit-only filing to file a revised version of Exhibit 10.8 in order to disclose certain information for which confidential treatment had been previously requested and is no longer being sought by the Company. The revised version of Exhibit 10.8 filed herewith supersedes in its entirety Exhibit 10.8 as originally filed with Amendment No. 2 to the Registration Statement on June 29, 2015. This Amendment does not relate to the prospectus previously filed as part of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, the Exhibit Index and Exhibit 10.8. The prospectus previously filed as part of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The registrant’s articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through dishonesty, fraud or their own willful neglect or default.

The registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement or Agency Agreement.

4.1	Form of Certificate for Ordinary Shares of the Registrant. (1)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3).

4.3	Amended and Restated Deposit Agreement, among us, the depositary and owners and holders of the American Depositary Shares. (2)

4.4	Shareholder Agreement between Hanwha SolarOne Co., Ltd. and Hanwha Solar Holdings Co., Ltd., dated December 8, 2014. (3)

4.5*	Form of preferred share certificate and form of certificate of designations of preferred shares.

4.6	Form of Indenture. (4)

4.7*	Form of Debt Security.

4.8*	Form of Warrant.

4.9*	Form of Warrant Agreement.

5.1**	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares and preferred shares being registered.

5.2**	Opinion of Paul Hastings LLP, United States counsel to the Registrant, regarding the validity of debt securities and warrants being registered.

10.1**	Corporate Guarantee by Hanwha Chemical Corporation in favor of Government of Malaysia

10.2**	Letter of Guarantee of Hanwha Chemical Corporation to the Export-Import Bank of Korea

10.3**	Guaranty by Hanwha Chemical Corporation in favor of Certain Lenders dated April 23, 2015

10.4**	Facility Agreement between Government of Malaysia and Q-CELLS Malaysia SDN. BHD. dated June 29, 2009

Exhibit Number	Description of Document

10.5**	Supplemental Facility Agreement between Government of Malaysia and Q-CELLS Malaysia SDN. BHD. dated November 16, 2012

10.6**	Loan Agreement between Hanwha SolarOne Co., Ltd. and the Export-Import Bank of Korea dated as of December 22, 2014

10.7**	Loan Agreement between Hanwha Q CELLS Co., Ltd., the Korea Development Bank and Certain Lenders dated as of April 21, 2015

10.8†	Photovoltaic Module Master Supply Agreement between NextEra Energy Resources, LLC and Hanwha SolarOne U.S.A. Inc. dated as of April 11, 2015

23.1**	Consent of Ernst & Young Hua Ming LLP

23.2**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

23.3**	Consent of PricewaterhouseCoopers ABAS Ltd.

23.4	Consent of Maples and Calder (included in Exhibit 5.1)

23.5	Consent of Paul Hastings LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished with the SEC and incorporated herein by reference.
**	Previously filed.
†	Certain portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to such omitted portions.
(1)	Incorporated by reference to Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 17, 2015 (File No. 001-33208).
(2)	Incorporated by reference to Exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 17, 2015 (File No. 001-33208).
(3)	Incorporated by reference to Exhibit 99.3 to our current report on Form 6-K submitted with the SEC on December 8, 2014 (File No. 001-33208).
(4)	Incorporated by reference to Exhibit 4.5 to our registration statement on Form F-3 filed with the SEC on November 1, 2013 (File No. 333-192049).

ITEM 10.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant’s articles of association or an underwriting agreement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

PART III

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Korea, on July 13, 2015.

HANWHA Q CELLS CO., LTD.
By:	/s/ Seong Woo Nam
Name:	Seong Woo Nam
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seong Woo Nam	Chairman and Chief Executive Officer (principal executive officer)	July 13, 2015
Seong Woo Nam

*	Director and Chief Financial Officer (principal financial and accounting officer)	July 13, 2015
Jung Pyo Seo

*	Director and Chief Commercial Officer	July 13, 2015
Dong Kwan Kim

*	Director and Chief Technology Officer	July 13, 2015
Jin Seog Choi

*	Independent Director	July 13, 2015
Thomas J. Toy

*	Independent Director	July 13, 2015
Ernst A. Bütler

*	Independent Director	July 13, 2015
David N. K. Wang

*By:	/s/ Seong Woo Nam
Seong Woo Nam
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Hanwha Q CELLS Co., Ltd., has signed this registration statement or amendment thereto in Irvine, California, on July 13, 2015.

HANWHA SOLARONE U.S.A. INC.

By:	/s/ Koo Yung Lee
Name:	Koo Yung Lee
Title:	President

Exhibit Index

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement or Agency Agreement.

4.1	Form of Certificate for Ordinary Shares of the Registrant. (1)

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3).

4.3	Amended and Restated Deposit Agreement, among us, the depositary and owners and holders of the American Depositary Shares. (2)

4.4	Shareholder Agreement between Hanwha SolarOne Co., Ltd. and Hanwha Solar Holdings Co., Ltd., dated December 8, 2014. (3)

4.5*	Form of preferred share certificate and form of certificate of designations of preferred shares.

4.6	Form of Indenture. (4)

4.7*	Form of Debt Security.

4.8*	Form of Warrant.

4.9*	Form of Warrant Agreement.

5.1**	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the validity of the ordinary shares and preferred shares being registered.

5.2**	Opinion of Paul Hastings LLP, United States counsel to the Registrant, regarding the validity of debt securities and warrants being registered.

10.1**	Corporate Guarantee by Hanwha Chemical Corporation in favor of Government of Malaysia

10.2**	Letter of Guarantee of Hanwha Chemical Corporation to the Export-Import Bank of Korea

10.3**	Guaranty by Hanwha Chemical Corporation in favor of Certain Lenders dated April 23, 2015

10.4**	Facility Agreement between Government of Malaysia and Q-CELLS Malaysia SDN. BHD. dated June 29, 2009

10.5**	Supplemental Facility Agreement between Government of Malaysia and Q-CELLS Malaysia SDN. BHD. dated November 16, 2012

10.6**	Loan Agreement between Hanwha SolarOne Co., Ltd. and the Export-Import Bank of Korea dated as of December 22, 2014

10.7**	Loan Agreement between Hanwha Q CELLS Co., Ltd., the Korea Development Bank and Certain Lenders dated as of April 21, 2015

10.8†	Photovoltaic Module Master Supply Agreement between NextEra Energy Resources, LLC and Hanwha SolarOne U.S.A. Inc. dated as of April 11, 2015

23.1**	Consent of Ernst & Young Hua Ming LLP

23.2**	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft

23.3**	Consent of PricewaterhouseCoopers ABAS Ltd.

23.4	Consent of Maples and Calder (included in Exhibit 5.1)

23.5	Consent of Paul Hastings LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture.

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished with the SEC and incorporated herein by reference.
**	Previously filed.
†	Certain portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to such omitted portions.
(1)	Incorporated by reference to Exhibit 2.1 to our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 17, 2015 (File No. 001-33208).
(2)	Incorporated by reference to Exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 17, 2015 (File No. 001-33208).
(3)	Incorporated by reference to Exhibit 99.3 to our current report on Form 6-K submitted with the SEC on December 8, 2014 (File No. 001-33208).
(4)	Incorporated by reference to Exhibit 4.5 to our registration statement on Form F-3 filed with the SEC on November 1, 2013 (File No. 333-192049).